UnitedHealth Group Reports 2022 Results
•Revenues of $324.2 Billion Grew 13% Year-Over-Year, with Double-Digit Growth at both Optum and UnitedHealthcare
•Cash Flows from Operations were $26.2 Billion or 1.3x Net Income
•Full Year and Fourth Quarter Net Earnings were $21.18 and $5.03 Per Share
•Full Year and Fourth Quarter Adjusted Net Earnings were $22.19 and $5.34 Per Share
MINNETONKA, Minn. (January 13, 2023) – UnitedHealth Group (NYSE: UNH) reported full year and fourth quarter 2022 results reflecting broad-based growth at Optum and UnitedHealthcare.
“We expect the efforts by the people of our company that led to strong performance in 2022 will define 2023 as well, especially delivering balanced growth enterprise-wide, improving support for consumers and care providers, and investing to make high-quality care simpler, more accessible and affordable for everyone,” said Andrew Witty, chief executive officer of UnitedHealth Group.
UnitedHealth Group affirmed the 2023 growth and performance objectives established at its November 29th Investor Conference, including revenues of $357 billion to $360 billion, net earnings of $23.15 to $23.65 per share, adjusted net earnings of $24.40 to $24.90 per share and cash flows from operations of $27 billion to $28 billion.

Quarterly and Annual Financial Performance
	Three Months Ended			Year Ended
	December 31,	December 31,	September 30,	December 31,	December 31,
	2022	2021	2022	2022	2021
Revenues	$82.8 billion	$73.7 billion	$80.9 billion	$324.2 billion	$287.6 billion
Earnings from Operations	$6.9 billion	$5.5 billion	$7.5 billion	$28.4 billion	$24.0 billion
Net Margin	5.8%	5.5%	6.5%	6.2%	6.0%

•UnitedHealth Group’s 2022 revenues grew $36.6 billion or 13% year-over-year to $324.2 billion with double digit growth at both Optum and UnitedHealthcare, driven primarily by serving more people and by serving them more comprehensively.
•Full year 2022 earnings from operations were $28.4 billion, an increase of 19%, with strong contributions from Optum and UnitedHealthcare. Earnings per share grew 17% compared to last year.
•The medical care ratio at 82.0% for full year 2022 and 82.8% for the fourth quarter was consistent with the company’s recent Investor Conference outlook. Days claims payable were 49.9 in the fourth quarter compared to 46.8 a year ago and 50.8 in third quarter 2022. Favorable medical reserve development was $620 million in the quarter.
•The full year 2022 operating cost ratio of 14.7% compared to 14.8% in 2021, with ongoing productivity gains offset by business mix and continued investments in growth initiatives.
•Cash flows from operations for the full year were $26.2 billion or 1.3-times net income. During 2022, the company returned approximately $13 billion to shareholders through dividends and share repurchases. Return on equity of 27.2% in 2022 reflected the company’s strong overall growth and efficient capital structure.

UnitedHealthcare provides health care benefits globally, serving individuals and employers, and Medicare and Medicaid beneficiaries. UnitedHealthcare is dedicated to improving the value customers and consumers receive by improving health and wellness, enhancing the quality of care received, simplifying the health care experience and reducing the total cost of care.

Quarterly and Annual Financial Performance
	Three Months Ended			Year Ended
	December 31,	December 31,	September 30,	December 31,	December 31,
	2022	2021	2022	2022	2021
Revenues	$63.0 billion	$56.4 billion	$62.0 billion	$249.7 billion	$222.9 billion
Earnings from Operations	$2.9 billion	$2.1 billion	$3.8 billion	$14.4 billion	$12.0 billion
Operating Margin	4.7%	3.8%	6.1%	5.8%	5.4%

•UnitedHealthcare full year revenues of $249.7 billion grew $26.8 billion or 12% year-over-year, reflecting growth in the number of people served.
•Full year operating earnings were $14.4 billion compared to $12.0 billion last year, reflecting growth in people served and continued strong medical and operating cost management.
•People served domestically by UnitedHealthcare grew by over 1.2 million in 2022, led by the company’s community-based and senior offerings. The number of consumers served with domestic commercial benefit offerings grew by 275,000 over the past nine months.

Optum’s health services businesses serve the global health care marketplace, including payers, care providers, employers, governments, life sciences companies and consumers. Using market-leading information, analytics and technology to yield clinical insights, Optum helps improve overall health system performance: optimizing care quality, reducing care costs and improving the consumer experience.

Quarterly and Annual Financial Performance
	Three Months Ended			Year Ended
	December 31,	December 31,	September 30,	December 31,	December 31,
	2022	2021	2022	2022	2021
Revenues	$47.9 billion	$41.1 billion	$46.6 billion	$182.8 billion	$155.6 billion
Earnings from Operations	$4.0 billion	$3.4 billion	$3.7 billion	$14.1 billion	$12.0 billion
Operating Margin	8.3%	8.3%	7.9%	7.7%	7.7%

•Optum full year revenues of $182.8 billion grew $27.2 billion or 17% year-over-year, led by Optum Health, and full year operating earnings increased to $14.1 billion compared to $12.0 billion last year.
•Optum Health revenue per consumer served increased by 29% in 2022, driven by growth in patients served under value-based arrangements; expansion of care delivery services, including in-home, clinic-based, ambulatory surgery, behavioral and digital; and overall increasing acuity levels of the care that can be offered.
•Optum Insight’s revenue backlog increased by $7.6 billion in 2022 to $30 billion, driven by the addition of Change Healthcare and growth in comprehensive managed services. In order to speed improved system performance and experiences for patients and care providers, Optum Insight is advancing its investment initiatives.
•Optum Rx revenue growth of 9% in 2022 reflects continued expansion of its pharmacy care services, adding clinical value to medications, including specialty and community-based pharmacies. Adjusted scripts grew to 1.44 billion compared to 1.37 billion last year.

About UnitedHealth Group
UnitedHealth Group (NYSE: UNH) is a health care and well-being company with a mission to help people live healthier lives and help make the health system work better for everyone through two distinct and complementary businesses. Optum delivers care aided by technology and data, empowering people, partners and providers with the guidance and tools they need to achieve better health. UnitedHealthcare offers a full range of health benefits, enabling affordable coverage, simplifying the health care experience and delivering access to high-quality care. Visit UnitedHealth Group at www.unitedhealthgroup.com and follow @UnitedHealthGrp on Twitter.

Earnings Conference Call
As previously announced, UnitedHealth Group will discuss the company’s results, strategy and future outlook on a conference call with investors at 8:45 a.m. Eastern Time today. UnitedHealth Group will host a live webcast of this conference call from the Investor Relations page of the company’s website (www.unitedhealthgroup.com). Following the call, a webcast replay will be on the Investor Relations page and at https://uhg.com/Replay through January 27, 2023. This earnings release and the Form 8-K dated January 13, 2023, can also be accessed from the Investor Relations page of the company’s website.

Non-GAAP Financial Information
This news release presents non-GAAP financial information provided as a complement to the results provided in accordance with accounting principles generally accepted in the United States of America (“GAAP”). A reconciliation of the non-GAAP financial information to the most directly comparable GAAP financial measure is provided in the accompanying tables found at the end of this release.

Forward-Looking Statements
The statements, estimates, projections, guidance or outlook contained in this document include “forward-looking” statements which are intended to take advantage of the “safe harbor” provisions of the federal securities law. The words “believe,” “expect,” “intend,” “estimate,” “anticipate,” “forecast,” “outlook,” “plan,” “project,” “should” and similar expressions identify forward-looking statements. These statements may contain information about financial prospects, economic conditions and trends and involve risks and uncertainties. Actual results could differ materially from those that management expects, depending on the outcome of certain factors including: risks associated with public health crises, large-scale medical emergencies and pandemics; our ability to effectively estimate, price for and manage medical costs; new or changes in existing health care laws or regulations, or their enforcement or application; the DOJ’s legal action relating to the risk adjustment submission matter; our ability to maintain and achieve improvement in quality scores impacting revenue; reductions in revenue or delays to cash flows received under government programs; changes in Medicare, the CMS star ratings program or the application of risk adjustment data validation audits; failure to maintain effective and efficient information systems or if our technology products do not operate as intended; cyberattacks, other privacy/data security incidents, or our failure to comply with related regulations; failure to protect proprietary rights to our databases, software and related products; risks and uncertainties associated with our businesses providing pharmacy care services; competitive pressures, including our ability to develop and deliver innovative products to health care payers and expand access to virtual care; changes in or challenges to our public sector contract awards; failure to develop and maintain satisfactory relationships with health care payers, physicians, hospitals and other service providers; failure to attract, develop, retain, and manage the succession of key employees and executives; the impact of potential changes in tax laws and regulations (including any increase in the U.S. income tax rate applicable to corporations); failure to achieve targeted operating cost productivity improvements; increases in costs and other liabilities associated with litigation, government investigations, audits or reviews; failure to manage successfully our strategic alliances or complete or receive anticipated benefits of strategic transactions; fluctuations in foreign currency exchange rates; downgrades in our credit ratings; our investment portfolio performance; impairment of our goodwill and intangible assets; and our ability to obtain sufficient funds from our regulated subsidiaries or from external financings to fund our obligations, maintain our debt to total capital ratio at targeted levels, maintain our quarterly dividend payment cycle, or continue repurchasing shares of our common stock. This above list is not exhaustive. We discuss these matters, and certain risks that may affect our business operations, financial condition and results of operations more fully in our filings with the SEC, including our reports on Forms 10-K, 10-Q and 8-K. By their nature, forward-looking statements are not guarantees of future performance or results and are subject to risks, uncertainties and assumptions that are difficult to predict or quantify. Actual results may vary materially from expectations expressed or implied in this document or any of our prior communications. You should not place undue reliance on forward-looking statements, which speak only as of the date they are made. We do not undertake to update or revise any forward-looking statements, except as required by law.
# # #

Investor Contact:	Media Contact:
Zack Sopcak	Matt Stearns
Senior Vice President	Senior Vice President
952-936-7215	202-276-0085
zack.sopcak@uhg.com	matt.stearns@uhg.com

UNITEDHEALTH GROUP
Earnings Release Schedules and Supplementary Information
Year Ended December 31, 2022

•Condensed Consolidated Statements of Operations
•Condensed Consolidated Balance Sheets
•Condensed Consolidated Statements of Cash Flows
•Supplemental Financial Information - Businesses
•Supplemental Financial Information - Business Metrics
•Reconciliation of Non-GAAP Financial Measure

UNITEDHEALTH GROUP
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in millions, except per share data)
(unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2022	2021	2022	2021
Revenues
Premiums	$64,700	$57,547	$257,157	$226,233
Products	9,398	8,961	37,424	34,437
Services	7,834	6,422	27,551	24,603
Investment and other income	855	813	2,030	2,324
Total revenues	82,787	73,743	324,162	287,597
Operating costs
Medical costs	53,591	48,159	210,842	186,911
Operating costs	13,009	11,272	47,782	42,579
Cost of products sold	8,314	8,000	33,703	31,034
Depreciation and amortization	982	771	3,400	3,103
Total operating costs	75,896	68,202	295,727	263,627
Earnings from operations	6,891	5,541	28,435	23,970
Interest expense	(676)	(431)	(2,092)	(1,660)
Earnings before income taxes	6,215	5,110	26,343	22,310
Provision for income taxes	(1,307)	(919)	(5,704)	(4,578)
Net earnings	4,908	4,191	20,639	17,732
Earnings attributable to noncontrolling interests	(147)	(120)	(519)	(447)
Net earnings attributable to UnitedHealth Group common shareholders	$4,761	$4,071	$20,120	$17,285
Diluted earnings per share attributable to UnitedHealth Group common shareholders	$5.03	$4.26	$21.18	$18.08
Adjusted earnings per share attributable to UnitedHealth Group common shareholders (a)	$5.34	$4.48	$22.19	$19.02
Diluted weighted-average common shares outstanding	947	955	950	956
(a)See page 6 for a reconciliation of the non-GAAP measure

UNITEDHEALTH GROUP
CONDENSED CONSOLIDATED BALANCE SHEETS
(in millions)
(unaudited)

	December 31, 2022	December 31, 2021
Assets
Cash and short-term investments	$27,911	$23,907
Accounts receivable, net	17,681	14,216
Other current assets	23,477	23,635
Total current assets	69,069	61,758
Long-term investments	43,728	43,114
Other long-term assets	132,908	107,334
Total assets	$245,705	$212,206
Liabilities, redeemable noncontrolling interests and equity
Medical costs payable	$29,056	$24,483
Short-term borrowings and current maturities of long-term debt	3,110	3,620
Other current liabilities	57,071	50,189
Total current liabilities	89,237	78,292
Long-term debt, less current maturities	54,513	42,383
Other long-term liabilities	15,608	15,052
Redeemable noncontrolling interests	4,897	1,434
Equity	81,450	75,045
Total liabilities, redeemable noncontrolling interests and equity	$245,705	$212,206

UNITEDHEALTH GROUP
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(in millions)
(unaudited)

	Year Ended December 31,
	2022	2021
Operating Activities
Net earnings	$20,639	$17,732
Noncash items:
Depreciation and amortization	3,400	3,103
Deferred income taxes and other	(1,004)	(814)
Share-based compensation	925	800
Net changes in operating assets and liabilities	2,246	1,522
Cash flows from operating activities	26,206	22,343
Investing Activities
Purchases of investments, net of sales and maturities	(6,837)	(1,843)
Purchases of property, equipment and capitalized software	(2,802)	(2,454)
Cash paid for acquisitions, net	(21,458)	(4,821)
Other, net	2,621	(1,254)
Cash flows used for investing activities	(28,476)	(10,372)
Financing Activities
Common share repurchases	(7,000)	(5,000)
Dividends paid	(5,991)	(5,280)
Net change in short-term borrowings and long-term debt	12,536	2,481
Other, net	4,681	344
Cash flows from (used for) financing activities	4,226	(7,455)
Effect of exchange rate changes on cash and cash equivalents	34	(62)
Increase in cash and cash equivalents	1,990	4,454
Cash and cash equivalents, beginning of period	21,375	16,921
Cash and cash equivalents, end of period	$23,365	$21,375

UNITEDHEALTH GROUP
SUPPLEMENTAL FINANCIAL INFORMATION - BUSINESSES
(in millions, except percentages)
(unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2022	2021	2022	2021
Revenues
UnitedHealthcare	$63,046	$56,384	$249,741	$222,899
Optum	47,868	41,093	182,768	155,565
Eliminations	(28,127)	(23,734)	(108,347)	(90,867)
Total consolidated revenues	$82,787	$73,743	$324,162	$287,597
Earnings from Operations
UnitedHealthcare	$2,932	$2,121	$14,379	$11,975
Optum (a)	3,959	3,420	14,056	11,995
Total consolidated earnings from operations	$6,891	$5,541	$28,435	$23,970
Operating Margin
UnitedHealthcare	4.7%	3.8%	5.8%	5.4%
Optum	8.3%	8.3%	7.7%	7.7%
Consolidated operating margin	8.3%	7.5%	8.8%	8.3%

Revenues
UnitedHealthcare Employer & Individual - Domestic	$16,281	$15,355	$63,599	$60,023
UnitedHealthcare Employer & Individual - Global	2,168	2,053	8,668	8,345
UnitedHealthcare Employer & Individual - Total	18,449	17,408	72,267	68,368
UnitedHealthcare Medicare & Retirement	28,051	24,843	113,671	100,552
UnitedHealthcare Community & State	16,546	14,133	63,803	53,979

Optum Health	$18,446	$14,550	$71,174	$54,065
Optum Insight	4,387	3,251	14,581	12,199
Optum Rx	25,854	23,849	99,773	91,314
Optum eliminations	(819)	(557)	(2,760)	(2,013)
(a)Earnings from operations for Optum for the three months and year ended December 31, 2022 included $1,692 and $6,032 for Optum Health; $895 and $3,588 for Optum Insight; and $1,372 and $4,436 for Optum Rx, respectively. Earnings from operations for Optum for the three months and year ended December 31, 2021 included $1,229 and $4,462 for Optum Health; $951 and $3,398 for Optum Insight; and $1,240 and $4,135 for Optum Rx, respectively.

UNITEDHEALTH GROUP
SUPPLEMENTAL FINANCIAL INFORMATION - BUSINESS METRICS

UNITEDHEALTHCARE CUSTOMER PROFILE
(in thousands)

People Served	December 31, 2022	September 30, 2022	December 31, 2021
Commercial - Domestic:
Risk-based	8,045	8,055	7,985
Fee-based	18,640	18,500	18,595
Total Commercial - Domestic	26,685	26,555	26,580
Medicare Advantage	7,105	7,035	6,490
Medicaid	8,170	8,005	7,655
Medicare Supplement (Standardized)	4,375	4,370	4,395
Total Community and Senior	19,650	19,410	18,540
Total UnitedHealthcare - Domestic Medical	46,335	45,965	45,120
Commercial - Global	5,360	5,360	5,510
Total UnitedHealthcare - Medical	51,695	51,325	50,630

Supplemental Data
Medicare Part D stand-alone	3,295	3,310	3,700

OPTUM PERFORMANCE METRICS

	December 31, 2022	September 30, 2022	December 31, 2021
Optum Health Consumers Served (in millions)	102	101	100
Optum Insight Contract Backlog (in billions)	$30.0	$24.1	$22.4
Optum Rx Quarterly Adjusted Scripts (in millions)	370	359	353

Note: UnitedHealth Group served 151 million unique individuals across all businesses at December 31, 2022.

UNITEDHEALTH GROUP
RECONCILIATION OF NON-GAAP FINANCIAL MEASURE
(in millions, except per share data)
(unaudited)
ADJUSTED NET EARNINGS PER SHARE(a)

	Three Months Ended December 31,		Year Ended December 31,		Projected Year Ended December 31,
	2022	2021	2022	2021	2023
GAAP net earnings attributable to UnitedHealth Group common shareholders	$4,761	$4,071	$20,120	$17,285	$21,700 - $22,300
Intangible amortization	396	280	1,292	1,184	~1,540
Tax effect of intangible amortization	(98)	(68)	(331)	(288)	~(380)
Adjusted net earnings attributable to UnitedHealth Group common shareholders	$5,059	$4,283	$21,081	$18,181	$22,850 - $23,450

GAAP diluted earnings per share	$5.03	$4.26	$21.18	$18.08	$23.15 - $23.65
Intangible amortization per share	0.42	0.29	1.36	1.24	~1.65
Tax effect per share of intangible amortization	(0.11)	(0.07)	(0.35)	(0.30)	~(0.40)
Adjusted diluted earnings per share	$5.34	$4.48	$22.19	$19.02	$24.40 - $24.90

(a)Adjusted net earnings per share is a non-GAAP financial measure. Non-GAAP financial measures should be considered in addition to, but not as a substitute for, or superior to, financial measures prepared in accordance with GAAP.
Adjusted net earnings per share excludes from the relevant GAAP metric, as applicable, intangible amortization and other items, if any, that do not relate to the Company's underlying business performance. Management believes that the use of adjusted net earnings per share provides investors and management useful information about the earnings impact of acquisition-related intangible asset amortization. As amortization fluctuates based on the size and timing of the Company’s acquisition activity, management believes this exclusion provides a more useful comparison of the Company's underlying business performance and trends from period to period. While intangible assets contribute to the Company’s revenue generation, the intangible amortization is not directly related. Therefore, the related revenues are included in adjusted earnings per share.